Exhibit B-42

OF

SUPER MARKET SERVICE CORP.

FROM

JANUARY 4, 1958,

TO

BY-LAWS

OFFICES

1. The registered office shall be at 321 Penn Avenue, in the City of Scranton, Pa. Commonwealth of Pennsylvania.

2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require

SEAL

3. The corporate seal shall have inscribed thereon the name of the corporations, the year of its organization and the words “Corporate Seal, Pennsylvania.”

SHAREHOLDERS’ MEETING

2. The amendment of Section 4 of the By-laws to read in full as follows:

“4. Meetings of shareholders shall be held at such place within or without the commonwealth as shall be fixed by the board of directors in the notice thereof.”

the First of June in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 2:00 o’clock P. M. when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six months after the designated time, any shareholder may call such meeting.

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6. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by articles of incorporation or by these by-laws. If however, such quorum shall not be present or represented at any meeting of the shareholders, those entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meetings, until the requisite number of shares shall be present. In the case of any meeting called for the election of directors, adjournment or adjournments may be taken only from day to day until such directors have been elected, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

7. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and delivered to the secretary at the meeting. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the the date of its executions. In all elections for directors cumulative voting shall be allowed. Upon demand made by a shareholder at any election for directors before the voting begins, the election shall be by ballot. No share shall be voted at any meeting upon which any installment is due and unpaid. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth shall be prima facie evidence of the right of the person named therein to vote thereon.

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8. Written notice of the annual meeting shall be mailed to each shareholder entitled to vote thereat, at such address as appears on the books of the corporation, at least 5 days prior to the meeting.

9. In advance of any meeting of shareholders, the board of directors may appoint judges of election who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

10. Special meetings of the shareholders may be called at any time by the presidents or the board of directors, or the holders of not less than one-fifth of all the shares outstanding and entitled to vote. At any time, upon written request of any person entitled to call a special meeting, it shall be the duty of the secretary to call a special meeting of the shareholders, to be held at such time as the secretary may fix, not less than ten nor more than sixty days after receipt of the request.

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11. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.

12. Written notice of a special meeting of shareholders, stating the time and place and object thereof, shall be mailed, postage prepaid, to each shareholder entitled to vote thereat at such address as appears on the books of the corporation, at least five days before such meeting, unless a greater period of

“12A. Anything set forth to the contrary herein notwithstanding, any action which may be taken at a meeting of the shareholders, or of a class of shareholders, may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.” 11/14/75 meetings, arranged in alphabetical order, with, the address of and the number of shares held by each, which list shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.

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DIRECTORS

14. The business of this corporation shall be managed by its board of directors, three in number, who need not be resident of this Commonwealth or shareholders in the corporation. They shall be elected by the shareholders, at the annual meeting of shareholders of the corporation. and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify. Amended 12-4-80 Amended 6/23/58

15. In addition to the powers and authorities by these by-laws expressly conferred upon them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles or by these by-laws directed or required to be exercised or done by the shareholders.

MEETINGS OF THE BOARD

16. The meetings of the board of directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

17. Each newly elected board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in, order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

18. Regular meetings of the board shall be held without notice on the 15 Monday of each month at the registered office of the company, or at such other time and place as shall be determined by the board.

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19. Special meetings of the board may be called by the president on two days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in a like manner and on like notice on the written request of two directors.

20. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors. If all the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the board of directors.

COMPENSATION OF DIRECTORS

21. Directors as such, shall not receive any stated salary for their services, but by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving

3. The amendment of Section 22 of the By-laws to read in full as follows:

“22. The executive officers of the corporation shall be chosen by the directors and shall be a chairman, president, one or more vice presidents, secretary, and a treasurer. The directors may also elect such other officers as they shall deem necessary. Any two offices may be held by the same person, except the office of president and secretary. Officers shall have such authority and perform such duties as shall from time to time

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other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the board. Any two or more offices may be held by the same person, except the offices of president and secretary. It shall not be necessary for the officers to be directors.

23. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

24. The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in their judgment the best interests of the corporation will be served thereby.

PRESIDENT

25. The president shall be the chief executive officer of the

4. The amendment of Section 25 to read in full as follows:

“CHAIRMAN 25. The chairman shall act as chairman and preside at all meetings of the shareholders and the board of directors, and in general shall have such authority and perform such duties as shall from time to time, be prescribed by the board. He shall be an ex-officio member of all committees.”

5. The amendment of Section 26 to read in full as follows:

“PRESIDENT 26. The president shall in general have such authority and perform such duties as shall from time to time be prescribed by the board.”

26. He shall be EX-OFFICIO a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation Amended 7/16/70

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SECRETARY

27. The secretary shall attend all sessions of the board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the board of directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the board, affix the same to any instrument requiring it.

TREASURER

28. The Treasurer shall have such duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or the President. He shall have the authority to enter into and execute on the Company’s behalf all banking arrangements. Amended 11/9/79

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VACANCIES

30. If the office of any officer or agent, one or more, becomes vacant for any reason, the board of directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

Vacancies in the board of directors shall be filled by a majority of the remaining members of the board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

CORPORATE RECORDS

31. There shall be kept at the registered office of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its by-laws, including all amendments or alterations thereto to date, certified by the secretary of the corporation. An original or duplicate share register shall also be kept at the registered office, or at the office of a transfer agent or registrar within this Commonwealth, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

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Every shareholder shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any reasonable purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make extracts therefrom.

SHARE CERTIFICATES

32. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation, as they are issued. They shall be signed by the President or a Vice President and Secretary and shall bear the corporate seal. Amended 7/16/70

TRANSFERS OF SHARES

33. Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Stock Transfer Act, approved the fifth day of May, one thousand nine hundred eleven (Pamphlet Laws, one hundred twenty-six), and its amendments and supplements.

CLOSING TRANSFER BOOKS OR FIXING RECORD DATE

34. The board of directors may fix a time, not less than ten or more than forty days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made

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or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights, or to exercise the rights in respect to any change, conversion, or exchange of shares. In such cases, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed, as aforesaid. The board of directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders’ meetings, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or vote at such meetings.

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LOST CERTIFICATE

35. Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board of directors may require, and shall give the corporation a bond of indemnity with sufficient surety to protect the corporation or any person injured by the issue of a new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the board of directors.

CHECKS

36. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, or by such agent or agents as may be authorized so to do from time to time by the Board of Directors, the Chairman of the Board, the President, or the Treasurer. Amended 11/9/79

FISCAL YEAR

37. The fiscal year shall end on the last Saturday in February of each year. Amended 7/16/70

DIVIDENDS

38. Subject to the provisions of the statutes, the board of directors may declare and pay dividends upon the outstanding shares of the corporation out of its surplus from time to time and to such extent as they deem advisable, in cash, property or in shares of the corporation.

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Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

DIRECTORS’ ANNUAL STATEMENT

39. The president and board of directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the board of directors shall deem advisable and need not be verified by a certified public accountant.

NOTICES

40. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.

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Any shareholder or director may waive any notice required to be given under these by-laws. Or by statute to the extent permitted by law. Amended 7/16/70

AMENDMENTS

9. The amendment of Section 41 of the By-laws to read in full as follows:

“41. These By-laws may be altered, amended, or repealed by the majority vote of the members of the board of directors at any regular or special meeting duly convened on notice for that purpose, subject to the powers reserved in the premises to the shareholders by statute.”

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